                                 AMENDMENT NO. 9
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of July 18, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                  WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete AIM Balanced Fund; and

         WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Basic Balanced Fund effective July 18, 2005;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                      EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                      ------------------------------------

AIM Basic Balanced Fund                                                      September 28, 2001

AIM European Small Company Fund                                                August 30, 2000

AIM Global Value Fund                                                         December 27, 2000

AIM International Small Company Fund                                           August 30, 2000

AIM Mid Cap Basic Value Fund                                                  December 27, 2001

AIM Premier Equity Fund                                                         June 1, 2000

AIM Select Equity Fund                                                          June 1, 2000

AIM Small Cap Equity Fund                                                     August 30, 2000"

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                            AIM BASIC BALANCED FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------

First $150 million...................................................................................   0.65%
Next $1.85 billion...................................................................................   0.50%
Next $2 billion......................................................................................   0.45%
Next $2 billion......................................................................................   0.40%
Next $2 billion......................................................................................   0.375%
Over $8 billion......................................................................................   0.35%

                         AIM EUROPEAN SMALL COMPANY FUND
                      AIM INTERNATIONAL SMALL COMPANY FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------

All Assets...........................................................................................   0.95%

                              AIM GLOBAL VALUE FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------

First $1 billion.....................................................................................   0.85%
Over $1 billion......................................................................................   0.80%

                          AIM MID CAP BASIC VALUE FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------

First $1 billion.....................................................................................   0.80%
Next $4 billion......................................................................................   0.75%
Over $5 billion......................................................................................   0.70%


                             AIM PREMIER EQUITY FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------

First $150 million...................................................................................   0.80%
Over $150 million....................................................................................   0.625%

                             AIM SELECT EQUITY FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------

First $150 million...................................................................................   0.80%
Over $150 million....................................................................................   0.625%

                            AIM SMALL CAP EQUITY FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------

All Assets...........................................................................................   0.85%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                               AIM FUNDS GROUP


Attest:   /s/ JIM COPPEDGE                     By:   /s/ ROBERT H. GRAHAM
          ---------------------------                ---------------------------
              Assistant Secretary                        Robert H. Graham
                                                         President


(SEAL)

                                               A I M ADVISORS, INC.


Attest:   /s/ JIM COPPEDGE                     By:   /s/ MARK H. WILLIAMSON
          ---------------------------                ---------------------------
              Assistant Secretary                        Mark H. Williamson
                                                         President


(SEAL)